Exhibit 99.1

August 25, 2022

Reporters May Contact:

Kelly Polonus, Great Southern Bancorp, 1.417.895.5242

kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. Announces Appointment of

Steven D. Edwards to Boards of Directors

Springfield, Mo. – Great Southern Bancorp, Inc., (NASDAQ:GSBC), the holding company for Great Southern Bank, announced today that Steven D. Edwards has been appointed to the Boards of Directors of the Bank and the holding company, with his service to commence September 1, 2022.

Great Southern President and CEO Joseph W. Turner said, “We welcome Steve as a director of our Company and Bank. We value diversity of talent, knowledge and experience in our Board members, and Steve’s background as the former president and CEO of CoxHealth, a leading regional healthcare provider, will bring another level of expertise and perspective to our Board.”

Edwards recently retired from CoxHealth after a distinguished 30-year career. He began in leadership at CoxHealth in 1992, and worked in various roles at the health system before being named as president and CEO in 2012. In his last role, he was responsible for the strategic direction and daily operations of the award-winning healthcare provider, which includes six hospitals, more than 80 clinics, and more than 12,000 employees throughout southwest Missouri.

Edwards received his undergraduate degree from Drury University and a master’s degree in healthcare administration from Washington University School of Medicine. He also completed a post-graduate fellowship at Baylor University Medical Center in Dallas, Texas.

Active and known for his support of the community, Edwards has served on numerous boards of civic and charitable organizations, including Drury University’s Board of Trustees, The Healthy Living Alliance, Burrell Behavioral Health Center, the Community Blood Center of the Ozarks, and is the past Chair of the Missouri Hospital Association.

Other members of the Great Southern boards include Chairman William V. Turner, President and CEO Joseph W. Turner, Kevin R. Ausburn, Julie T. Brown, Thomas J. Carlson, Larry D. Frazier, Debra Mallonee (Shantz) Hart, Douglas M. Pitt and Earl A. Steinert, Jr.

Headquartered in Springfield, Missouri, with $5.6 billion in assets, Great Southern offers a broad range of banking services to customers. The Company operates 92 retail banking centers in Missouri, Iowa, Kansas, Minnesota, Arkansas and Nebraska and commercial lending offices in Atlanta; Charlotte, North Carolina; Chicago; Dallas; Denver; Omaha, Nebraska; Phoenix and Tulsa, Oklahoma. The common stock of Great Southern Bancorp, Inc. is listed on the Nasdaq Global Select Market under the symbol "GSBC."

www.GreatSouthernBank.com

Forward-Looking Statements

When used in this press release and in documents filed or furnished by Great Southern Bancorp, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”), in the Company's other press releases or other public or stockholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “might,” “could,” “should,” "will likely result," "are expected to," "will continue," "is anticipated," “believe,” "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also include, but are not limited to, statements regarding plans, objectives, expectations or consequences of announced transactions, known trends and statements about future performance, operations, products and services of the Company. The Company’s ability to predict results or the actual effects of future plans or strategies is inherently uncertain, and the Company’s actual results could differ materially from those contained in the forward-looking statements. The novel coronavirus disease, or COVID-19, pandemic has adversely affected the Company, its customers, counterparties, employees, and third-party service providers, and the ultimate extent of the impacts on the Company’s business, financial position, results of operations, liquidity, and prospects is uncertain. While general business and economic conditions have improved, increases in unemployment rates, or turbulence in domestic or global financial markets could adversely affect the Company’s revenues and the values of its assets and liabilities, reduce the availability of funding, lead to a tightening of credit, and further increase stock price volatility. In addition, changes to statutes, regulations, or regulatory policies or practices as a result of, or in response to, COVID-19, could affect the Company in substantial and unpredictable ways.

Other factors that could cause or contribute to such differences include, but are not limited to: (i) expected revenues, cost savings, earnings accretion, synergies and other benefits from the Company's merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (ii) changes in economic conditions, either nationally or in the Company's market areas; (iii) fluctuations in interest rates; (iv) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses; (v) the possibility of realized or unrealized losses on securities held in the Company's investment portfolio; (vi) the Company's ability to access cost-effective funding; (vii) fluctuations in real estate values and both residential and commercial real estate market conditions; (viii) the ability to adapt successfully to technological changes to meet customers' needs and developments in the marketplace; (ix) the possibility that security measures implemented might not be sufficient to mitigate the risk of a cyber-attack or cyber theft, and that such security measures might not protect against systems failures or interruptions; (x) legislative or regulatory changes that adversely affect the Company's business; (xi) changes in accounting policies and practices or accounting standards; (xii) results of examinations of the Company and Great Southern Bank by their regulators, including the possibility that the regulators may, among other things, require the Company to limit its business activities, change its business mix, increase its allowance for credit losses, write-down assets or increase its capital levels, or affect its ability to borrow funds or maintain or increase deposits, which could adversely affect its liquidity and earnings; (xiv) costs and effects of litigation, including settlements and judgments; (xv) competition; (xvi) uncertainty regarding the future of LIBOR and potential replacement indexes; and (xvii) natural disasters, war, terrorist activities or civil unrest and their effects on economic and business environments in which the Company operates. The Company wishes to advise readers that the factors listed above and other risks described from time to time in documents filed or furnished by the Company with the SEC could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.